CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 21 , 2005

Date of Report

(Date of Earliest Event Reported)

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 West Lake Mead Blvd., Suite 300,

Las Vegas, NV 89128

(Address of principal executive offices (zip code))

(702) 562-4155

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 2 – Financial Information

Item 2.03:  Creation of a Direct Financial Obligation

A.

AXM Pharma, (Shenyang) Inc., AXM Pharma Inc.’s wholly owned subsidiary, secured a loan from the Shenyang Branch of Shanghai Pudong Development Bank in the amount of 20 million RMB (US$2,416,422) on January 14 , 2005.   The loan has an annual interest rate of 6.417% .  The loan has a one-year term, beginning on January 14 , 2005 and ending on January 11, 2006.

Pursuant to the terms of the Loan, AXM ( Shenyang ) may either withdraw the Loan amount in installments or in one lump sum, assuming the formalities for lump sum withdrawal have been met.

Interest on the loan will be paid on the 20th day of the third month of each quarter of a calendar year. If the loan is in foreign currency, the days for computing interest shall include the last day for reimbursement of the loan under the agreement.

The Loan is guaranteed by the following AXM (Shenyang) properties through a Mortgage Agreement between AXM (Shenyang) and the Development Bank: the engineering project under construction and the land-use right of the state-owned land, located at No.2 –101 to 2-107, Feiyun Road, Hunnan New District, Shenyang  City.

Upon the occurrence of an event of default, as defined in the Loan agreement, the Development Bank may take any of the following actions: (i) Declare that the principal and interest immediately due and payable and if not paid foreclose on the collateral; (ii) For any loan amount overdue charge a 20% increase in interest rate; (iii) Collect or withdraw any amount owed under the Loan from AXM ( Shenyang ) accounts with the Development Bank; (iv) Cancel that part of the Loan not yet withdrawn by AXM ( Shenyang ) ; (v) Ask AXM ( Shenyang ) to obtain a guarantor acceptable to the Development Bank; or (vi) Take any other measures, where necessary, as stipulated by law.

The Company will file a copy of the Loan agreement and mortgage agreement by amendment to this report once they are fully translated into English.

B.

AXM Pharma, (Shenyang) Inc., also secured a loan in the aggregate amount of 8,290,302 RMB (US $1,002,455).  Between October 22, 2004 and December 29, 2004, AXM (Shenyang)  secured the aggregate amount of this Loan through a series of short term non—recourse loans from ten individual Chinese lenders. Most of the loans have an interest rate of 24% annually and are repayable upon 180 days following receipt of funds.  AXM (Shenyang) used the proceeds of the loans to finance certain costs associated with construction of its new factory in Shenyang, China and operations in China.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

10.1	Short term non-recourse Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AXM Pharma, Inc.

By: /s/ Peter Cunningham
Peter Cunningham, CEO